EXTENSION NOTICE TERMS

FOR DECEMBER 30th,2011 COOPERATION AGREEMENT

This Extension Notice Terms is made today, on April 5th 2012, according to the deliberations held on march 21, 2012, in Tirana and in Cooperations Agreement made on Decembre 30-th, 2011

Between:

1)	3Power Energy Group, Inc. (OTCBB:PSPW) (Frankfurt:PSD), a company incorporated under the law of the Unitet States of America, having its headquaters at: 100 Wall Street, 21-th Floor, New York, 10005. (Hereinafter referred to as: "3P")

and,

2)	"SHALA ENERGY" sh.p.k, (the Concessionaire Company) a company incorporated under the laws of the Republic of Albania, (established under definition in the Concession Agreement signed with Albanian Government, that holds all concession rights over the project). The Company it is registered in the National Registration Center with NIPT (Identification Number) K92118003C, having its headquarters at: Blv "Deshmoret e Kombit", Twin Towers, Kulla 2,11/2, Tirana, Albania. (Hereinafter referred to as: "SHALA")

(Hereinafter 3P and SHALA are collectively referred to as "The Parties")

The Parties hereby covenant and agree to the following terms and conditions:

1.	The Parties agree that 3P shall undertake the development of the Projects, upon completion of a satisfying Due Diligence of the Project is concluded by 3P within 4 weeks from the date of signing this Extension Notice .

2.	The Parties agree that within 4 weeks from the signing date of this Agreement but , Parties will sign a contract ("the Main Agreement"), according to the terms and conditions determinded in this agreement and in Cooperation Agreement made on Decembre 30-th, 2011.

3.	3P will undertake a Legal Due Diligence process in order to assess the Projects' feasibility, SHALA must provide 3P all necessary documents in form and substance satisfactory to 3P within one week from the signing of this Additional Agreement. In case the requested document is not available, SHALA will provide best effort to secure those documents. The Legal Due Diligence process cannot go beyond 25th April, 2012.

4.	The Parties agree that SHALA will provide 3P with audited financials for the past 3 years within one week from the signing of this Extension Notice..

SHALA ENERGY sh.p.k. – 3POWER ENERGY GROUP Inc.

EXTENSION NOTICE TERMS

FOR DECEMBER 30th,2011 COOPERATION AGREEMENT

5.	The Parties agree that upon signing this agreement, 3P shall provide Shala with a draft of definitive acquisition agreement ("the Main Agreement"), which parties intend to close within 4 weeks from signing this Extension Notice..

6.	3P has full authorization by SHALA to assign its rights, interests or obligations resulting from this Extension Notice.and the Cooperational Agreement.

7.	The Parties agree to the new deadlines as set in this Extension notice substiuting the deadlines in the 30th December 2011 agreement.

8.	SHALA undertakes to provide 3P with the Minstry of Energy and/or relevant government authorities Concession Validity Extension Confirmation Letter within 10 days from the date of signing the Main Agreement.

9.	Parties understand that the concession terms will oblige to start project construction within 12 (twelve) months from the date of Validity Extension Confirmation Letter and the project will have to be connected to the grid within 28 (twentyeight) months from the construction start and should be reflected on the program of works Concessionary Agreement 2009, in an additional agreement to be signed by the Representative of the Contracting Authority and the representative of the temporary joint venture of the companies, which will make available to 3P upon closing of a definitive agreement.

10.	The performance garantee letter issued by the Solvenian Bank will be replaced by a performance bond issued by an insurance company according to a written proposal which will be received to 3P.

11.	The predevelopment work and concession license is valued at 10 (ten) Milion Euro.The amount will be converted into equity for Shala Energy in the project but not exceeding 25% (twenty-five) for SHALA of the Project concession rights.The equity coonversion will be related to the amount of cash equity provided by 3P.A Cash equity is understood to be all funds paid by 3P into Shala from the date of Main agreement.To avoid any doubt, if the sum of the Cash equity provided by 3P is USD 100 then SHALA shareholders equity will be 12% of the Shala company.

12.	Shala river will further receive a bonus of EUR 2 milion upon the successfully grid connection of the plant. SHALA will receive this Bonus as a compensation for their future work in lobbying and local support with government and different authorities.

SHALA ENERGY sh.p.k. – 3POWER ENERGY GROUP Inc.

EXTENSION NOTICE TERMS

FOR DECEMBER 30th,2011 COOPERATION AGREEMENT

13.	3P will finance the work required to complete a bankable feasibility study, raise funds for project equity and arrange the long term debt finance.

14.	3P will pay the Euro 176k fees required to replace the EUR 7.230.315 (seven milion two hundred and thirty thousand three hundred and fifteen) BG issued by SHALA from the Slovenian Bank in favor of the Albanian government.

This Additional Agreement is an integral part of the Cooperation Agreement made , on December 30th, 2011 and shall be executed in two (2) counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Place/Date: Greece on, 28/03/2012

3Power Energy Group, Inc.	SHALA ENERGY sh.p.k.
Name: Mr. U.Balasubramania	Name: Mr. Ekrem LLuka
CEO	Administrator

Name: Mr. Sharif Rahman	Name: Mr.Anton Papez
CEI	Administrator

Witness hereof:
Name: Mr. Hany Salem
Name: Mr.
Name: Mr.

SHALA ENERGY sh.p.k. – 3POWER ENERGY GROUP Inc.